As filed with the Securities and Exchange Commission on September 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD FUEL SERVICES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation or Organization)

59-2459427

(I.R.S. Employer Identification Number)

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

Telephone: (305) 428-8000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

R. Alexander Lake

Senior Vice President, General Counsel and Corporate Secretary

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

Telephone: (305) 428-8000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copy To:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Telephone: (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	—	$—	$—	$—

(1)	There is being registered hereunder such indeterminate number of shares of the common stock of the registrant as from time to time may be issued at indeterminate prices.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.

P R O S P E C T U S

Common Stock

We may offer and sell from time to time, in one or more offerings, shares of our common stock at prices and on terms determined at the time of any such offering. We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Each time any shares of our common stock are offered pursuant to this prospectus, they will be accompanied by a prospectus supplement that will contain more specific information about the offering, including the names of any underwriters, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement and any other offering material we provide before you decide whether to invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “INT.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our common stock involves risks. See “Risk Factors” on page 7 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The date of this prospectus is September 13, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the common stock described in this prospectus in one or more offerings.

The common stock may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any common stock may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

This prospectus provides you with a general description of the common stock that we may offer. Each time we offer common stock, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of common stock. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the common stock covered by the prospectus supplement.

We may sell common stock to underwriters who will sell the common stock to the public on terms fixed at the time of sale. In addition, the common stock may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the common stock, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the common stock being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us.

In this prospectus, unless the context otherwise requires, the terms “World Fuel,” “we,” “our,” “our company,” “the Company” and “us” refer to World Fuel Services Corporation, a Florida corporation, whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “INT,” and its subsidiaries.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

World Fuel files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about World Fuel at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information World Fuel has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that World Fuel files with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 25, 2010 (including the portions of our Proxy Statement on Schedule 14A for our 2010 Annual Meeting of Shareholders filed on April 16, 2010 that are incorporated by reference therein);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed with the SEC on May 4, 2010 and August 3, 2010, respectively; and

•	Current Reports on Form 8-K dated March 16, 2010, May 28, 2010 and September 8, 2010, filed with the SEC on March 17, 2010, May 28, 2010 and September 8, 2010, respectively.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.wfscorp.com) is not incorporated into this prospectus.

You may obtain a copy of these filings (excluding exhibits that are not specifically incorporated by reference) from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning World Fuel at the following address:

World Fuel Services Corporation

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

Telephone: (305) 428-8000

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus and the prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and the prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the SEC and incorporated by reference.

The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “could,” “would,” “will,” “will be,” “will continue,” “will likely result,” “plan,” or words or phrases of similar meaning.

Forward-looking statements are estimates and projections reflecting our best judgment and involve risks, uncertainties or other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. The Company’s actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, effectiveness of internal controls to manage risk, working capital, liquidity, capital expenditure requirements and future acquisitions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of fuel from suppliers, pricing levels, the timing and cost of capital expenditures, outcomes of pending litigation, competitive conditions, general economic conditions and synergies relating to acquisitions, joint ventures and alliances. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts;

•	changes in the market price of fuel;

•	changes in the political, economic or regulatory conditions generally and in the markets in which we operate;

•	our failure to effectively hedge certain financial risks and the use of derivatives;

•	non-performance by counterparties or customers to derivatives contracts;

•	changes in credit terms extended to us from our suppliers;

•	non-performance of suppliers on their sale commitments and customers on their purchase commitments;

•	non-performance of third-party service providers;

•	adverse conditions in the industries in which our customers operate, including a continuation of the global recession and its impact on the airline and shipping industries;

•	currency exchange fluctuations;

•	failure of the fuel we sell to meet specifications;

•	our ability to manage growth;

•	our ability to integrate acquired businesses;

•	material disruptions in the availability or supply of fuel;

•	uninsured losses;

•	the impact of natural disasters, such as hurricanes;

•	our failure to comply with restrictions and covenants in our senior revolving credit facility (“Credit Facility”);

•	the liquidity and solvency of banks within our Credit Facility;

•	increases in interest rates;

•	declines in the value and liquidity of cash equivalents and investments;

•	our ability to retain and attract senior management and other key employees;

•	changes in U.S. or foreign tax laws or changes in the mix of taxable income among different tax jurisdictions;

•	our ability to comply with U.S. and international laws and regulations including those related to anti-corruption, economic sanction programs and environmental matters;

•	increased levels of competition;

•	the outcome of litigation; and

•

other risks, including those described in “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, and those described from time to time in our other filings with the SEC.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and, unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events or otherwise.

THE COMPANY

World Fuel Services Corporation

We are a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of marine, aviation and land fuel products and related services on a worldwide basis. We compete by providing our customers value-added benefits, including single-supplier convenience, competitive pricing, the availability of trade credit, price risk management, logistical support, fuel quality control and fuel procurement outsourcing. We have three reportable operating business segments: marine, aviation and land. We primarily contract with third parties for the delivery and storage of fuel products and in some cases own storage and transportation assets for strategic purposes. In our marine segment, we offer fuel and related services to a broad base of marine customers, including international container and tanker fleets, commercial cruise lines and time-charter operators, as well as to the U.S. and foreign governments. In our aviation segment, we offer fuel and related services to major commercial airlines, second and third-tier airlines, cargo carriers, regional and low cost carriers, corporate fleets, fractional operators, private aircraft, military fleets and to the U.S. and foreign governments, and we also offer a private label charge card used to purchase aviation fuel and related services. In our land segment, we offer fuel and related services to petroleum distributors operating in the land transportation market, retail petroleum operators, and industrial, commercial and government customers.

We were incorporated in Florida in July 1984. Our principal executive offices are located at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, and our telephone number at this address is (305) 428-8000.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our most recent Annual Report Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the common stock offered by this prospectus for general corporate purposes, unless we specify otherwise in the prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our capital stock sets forth certain general terms and provisions of our common stock. This section also summarizes relevant provisions of the Florida statutes, which we refer to in this prospectus as “Florida law.” The terms of our Restated Articles of Incorporation and Amended and Restated By-Laws, as well as the terms of Florida law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 100,000 shares of preferred stock, $1.00 par value per share. As of September 10, 2010, we had 59,515,780 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Each outstanding share of our common stock is entitled to one vote per share.

Dividends. All shares of common stock participate equally in dividends when and as declared by our board of directors from time-to-time out of funds properly available for the payment of dividends.

Liquidation Rights. In the event of the liquidation of our company, subject to the rights, if any, of the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to share pro rata in the distribution of our remaining assets upon a liquidation, dissolution or winding up.

The holders of our common stock have no cumulative voting, preemptive, subscription, conversion, redemption or sinking fund rights.

Preferred Stock

Pursuant to our Restated Articles of Incorporation, our board of directors, without further action by our stockholders, is authorized to issue 100,000 shares of preferred stock in one or more classes or series. Our board of directors may fix the rights, preferences, privileges and voting powers of the shares of preferred stock, including dividend rights, conversion rights, redemption privileges, and preferences on liquidation or dissolution of each class or series of preferred stock. The shares of preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of shares of preferred stock also could have the effect, under certain circumstances, of delaying, deferring, or preventing a change of control of the Company.

Anti-Takeover Effects of our Restated Articles of Incorporation and Amended and Restated By-Laws

Our Amended and Restated By-Laws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our Amended and Restated By-Laws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors (or a committee thereof) or by any stockholder who is a stockholder of record at the time of giving the notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our Amended and Restated By-Laws.

To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

Furthermore, as noted above, the issuance of shares of preferred stock could have the effect, under certain circumstances, of delaying, deferring, or preventing a change of control of the Company.

Anti-Takeover Provisions of Florida Law

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, which we refer to in this prospectus as the “Florida Act”, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the approval of the holders of two-thirds of the voting shares of such corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An “interested shareholder” is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a “control share acquisition” unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for shares of our common stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

PLAN OF DISTRIBUTION

We may offer and sell our common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell common stock, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the common stock. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the common stock and the proceeds we will receive from the sale of the common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the common stock may be listed;

•	the method of distribution of the common stock; and

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers.

If underwriters or dealers are used in the sale, the common stock will be acquired by the underwriters or dealers for their own account. The common stock may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	through the writing of options; or

•	through other types of transactions.

The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the common stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered common stock if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The common stock may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the common stock offered by this prospectus may be solicited, and sales of the common stock may be made, by us directly to institutional investors or others, who may be deemed to be underwriters, within the meaning of the Securities Act, with respect to any resale of the common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to such offer.

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase common stock from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the common stock is also being sold to underwriters, we must have sold to these underwriters the common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of common stock under this prospectus may be customers of, engage in transactions with and perform services for us in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

The anticipated date of delivery of the common stock offered by this prospectus will be described in the prospectus supplement relating to the offering.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby by World Fuel will be passed upon by Shutts & Bowen LLP, Miami, Florida. In connection with particular offerings of common stock, certain legal matters with respect to such offerings will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by World Fuel in connection with the issuance and distribution of the common stock being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.
**	Estimated expenses are not presently known. An estimate of the expenses incurred in connection with the issuance and distribution of common stock being offered will be included in the prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The Florida Act authorizes the indemnification of officers, directors, employees and agents under specified circumstances. Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Our Restated Articles of Incorporation provide that we shall, to the fullest extent permitted by law, indemnify our directors, officers, employees, and agents against claims, liabilities, damages, expenses, penalties, or amounts paid in settlement that are incurred by any such person in, or arising out of, his or her capacity as our director, officer, employee, and/or agent. Our Amended and Restated By-Laws also provide for indemnification of our officers, directors, employees and agents. In addition, we have executed indemnity agreements with each of our directors under the terms of which we agree to indemnify them against claims, liabilities, damages, expenses, penalties, and amounts paid in settlement that are incurred by any such director in, or arising out of, his service as a director.

Item 16.	Exhibits

Exhibit No.	Description
1.1	Form of underwriting agreement.*

4.1	Restated Articles of Incorporation (incorporated by reference herein to Exhibit 99.2 to our Current Report on Form 8-K filed on February 3, 2005).

4.2	Articles of Amendment to the Restated Articles of Incorporation (incorporated by reference herein to Exhibit 3.1 to our Current Report on Form 8-K filed on November 23, 2009).

4.3	By-Laws, amended and restated as of November 14, 2008 (incorporated by reference herein to Exhibit 3.1 to our Current Report on Form 8-K filed on November 20, 2008).

5.1	Opinion of Shutts & Bowen LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Shutts & Bowen LLP (contained in exhibit 5.1).

24.1	Powers of attorney (included on the respective signature page of this Form S-3 and incorporated herein by reference).

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 13, 2010.

WORLD FUEL SERVICES CORPORATION

/s/ PAUL H. STEBBINS
Paul H. Stebbins
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul H. Stebbins, Michael J. Kasbar and Ira M. Birns, and each of them severally, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ PAUL H. STEBBINS Paul H. Stebbins	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 13, 2010

/s/ MICHAEL J. KASBAR Michael J. Kasbar	Director, President and Chief Operating Officer	September 13, 2010

/s/ IRA M. BIRNS Ira M. Birns	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 13, 2010

/s/ PAUL M. NOBEL Paul M. Nobel	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 13, 2010

/s/ KEN BAKSHI Ken Bakshi	Director	September 13, 2010

/s/ JOACHIM HEEL Joachim Heel	Director	September 13, 2010

/s/ RICHARD A. KASSAR Richard A. Kassar	Director	September 13, 2010

Signature	Title	Date

/s/ MYLES KLEIN Myles Klein	Director	September 13, 2010

/s/ J. THOMAS PRESBY J. Thomas Presby	Director	September 13, 2010

/s/ STEPHEN K. RODDENBERRY Stephen K. Roddenberry	Director	September 13, 2010

EXHIBITS

Exhibit No.	Description
1.1	Form of underwriting agreement.*

4.1	Restated Articles of Incorporation (incorporated by reference herein to Exhibit 99.2 to our Current Report on Form 8-K filed on February 3, 2005).

4.2	Articles of Amendment to the Restated Articles of Incorporation (incorporated by reference herein to Exhibit 3.1 to our Current Report on Form 8-K filed on November 23, 2009).

4.3	By-Laws, amended and restated as of November 14, 2008 (incorporated by reference herein to Exhibit 3.1 to our Current Report on Form 8-K filed on November 20, 2008).

5.1	Opinion of Shutts & Bowen LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Shutts & Bowen LLP (contained in exhibit 5.1).

24.1	Powers of attorney (included on the respective signature page of this Form S-3 and incorporated herein by reference).

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.